Exhibit 99.1

Vista Gold Corp. Announces Second Quarter Financial Results and Corporate Update

Denver, Colorado, August 2, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended June 30, 2023, with reported cash totaling $6.0 million. All dollar amounts in this news release are in U.S. dollars.

The second quarter of 2023 was marked by the extension of Vista’s agreement (the “Agreement”) with the Government (the “NT Government”) of the Northern Territory of Australia (the “NT”), which sets out the rights and obligations of both parties with respect to site care and maintenance and potential future development of the Company’s Mt Todd gold project (“Mt Todd”), and positive recommendations and actions from the NT’s Mineral Development Taskforce (“NT Taskforce”).

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “The extension of our Agreement with the NT Government is an important achievement as we continue our activities to de-risk Mt Todd and reflects a clear commitment by the NT Government. Our amended Agreement extends the term to December 31, 2029, with an option for an additional three-year extension. We believe the amended Agreement demonstrates the strength of our relationship with the NT Government and their desire to achieve shared goals and objectives.

“Recent recommendations of the NT Taskforce aim to increase mining investment in the NT. The NT Government is moving forward to implement recommendations to update its current royalty regime to make it more competitive with other leading mining jurisdictions and to develop local skills to support a growing mining industry. These initiatives demonstrate that the NT Government is actively working to attract more mining-related investment. We believe these changes will result in significant economic benefits for Vista, other mining companies, and the NT.”

Summary of Financial Results

At June 30, 2023, cash and cash equivalents totaled $6.0 million compared to $8.1 million at December 31, 2022. The Company continued to have no debt.

Vista reported a consolidated net loss of $1.5 million, or $0.01 per common share, for the quarter ended June 30, 2023 compared to a consolidated net loss of $1.4 million, or $0.01 per common share for the quarter ended June 30, 2022. The loss for the current quarter was in line with management’s expectations and reflects a 16% reduction of operating expenses compared to the same period in the prior year, offset by lower non-recurring other income.

The Company’s consolidated unaudited financial statements and management’s discussion and analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar and with the Canadian securities regulatory authorities on SEDAR+ at www.sedarplus.ca.

Management Conference Call

Management’s conference call to review financial results for the quarter ended June 30, 2023 and to discuss corporate and project activities is scheduled for Thursday, August 3, 2023 at 10:00 am MDT (12:00 pm EDT).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764-8646

Conference ID: 35574396

This call will be archived and available at www.vistagold.com after August 3, 2023. An audio replay will also be available through August 17, 2023 by calling toll-free in North America (877) 674-7070 or (416) 764-8692 using passcode 574396#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information about Vista or the Mt Todd Gold Project, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our ability to complete activities to de-risk Mt Todd; whether the amendment of the Agreement constitutes a clear commitment by the NT Government; the occurrence of any future extensions to the Agreement; the strength of our relationship with the NT Government and their desire to achieve shared goals and objectives; the NT Government’s implementation of recommendations to its current royalty regime and its effect to make it more competitive with other leading mining jurisdictions; the development of local skills to support a growing mining industry; the NT Government’s actions to attract more mining-related investment and whether these changes will result in significant economic benefits to Vista, other mining companies, and the NT; and our belief that Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.